UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re: WASHINGTON MUTUAL, INC.,1 et al., Debtors.	Chapter 11 Case No. 08-12229 (MFW) Jointly Administered

NANTAHALA CAPITAL PARTNERS, LP
et al., individually and on behalf of all:
holders of Litigation Tracking Warrants
originally issued by Dime Bancorp,

Plaintiffs,
v.

WASHINGTON MUTUAL, INC. et al.,

Defendants.

Adv. Pro. No. 10-50911 (MFW) Re: Docket No. 9389 + 9610; Adv. Docket No. 314 + 339

ORDER PURSUANT TO SECTION 105(A) OF
THE BANKRUPTCY CODE, BANKRUPTCY RULES 7023
AND 9019, AND FEDERAL RULE OF CIVIL PROCEDURE 23(E),
APPROVING STIPULATION AND AGREEMENT BETWEEN
THE DEBTORS AND CLASS REPRESENTATIVES OF THE LTW HOLDERS

Upon the motion, dated January 11, 2012 (the “Motion”),2 of Washington Mutual, Inc. (“WMI”) and WMI Investment Corp., as debtors and debtors in possession (collectively, the “Debtors”), for entry of an order pursuant to section 105(a) of title 11 of the United States Code (the “Bankruptcy Code”), Rules 7082 and 9019 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and Rule 23(e) of the Federal Rules of Civil Procedure (the “Federal Rules”), approving that certain Stipulation and Agreement Between the Debtors and Class

1 The Debtors in these chapter 11 cases along with the last four digits of each Debtor’s federal tax identification number are: (i) Washington Mutual, Inc. (3725); and (ii) WMI Investment Corp. (5395).  The Debtors’ principal offices are located at 1201 Third Avenue, Seattle, Washington 98101.

2 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Motion.

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Representatives of the LTW Holders Resolving Adversary Proceeding and the LTW Proofs of Claim, dated January 10, 2012 (the “Stipulation”), between the Debtors and Axicon Partners, LLC, Blackwell Capital Partners, LLC, Brennus Fund Limited, Costa Brava Partnership III, LLP, Nantahala Capital Partners, LP (“Nantahala”), Sonterra Capital Master Fund, Ltd, (collectively, the “Named Plaintiffs”), individually and on behalf of all holders of Litigation Tracking Warrants originally issued by Dime Bancorp, Inc. (collectively, the “LTW Holders”), all as more fully set forth in the Motion; and the Court having entered the Reserve Orders; and the Court having jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided to all parties entitled to receive notice thereof, including, without limitation, in accordance with the provisions of the Class Action Fairness Action of 2005, 28 U.S.C. § 1715 (“CAFA”), and no other or further notice being required; and objections to the Motion (collectively, the “Objections”) having been interposed by (a) Benjamin Bush (“Bush”), (b) Thomas Menake, (c) Linda Neufeld, (d) David Shutvet and (e) J. Philip Max; and responses to the Motion (collectively, the “Responses”) having been filed by (y) Wells Fargo Bank, N.A., in its capacity as the PIERS Trustee and (z) Broadbill Investment Corp. (“Broadbill”); and a reply to the Objections and Responses having been filed by the Named Plaintiffs (the “Reply”);3 and the Court having held a hearing on February 1, 2012 to consider the Motion and the relief requested therein (the “Hearing”); and based upon the evidence proffered and the arguments presented at the Hearing, the Court having determined that the relief sought in the Motion is in

3 Bush also filed a sur-reply to the Reply.

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the best interest of the Debtors, their creditors, the LTW Holders, and all other parties in interest; and the Court having determined that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and, after due deliberation and sufficient cause appearing therefor, and for all of the reasons set forth on the record of the Hearing; it is hereby

ORDERED that each of the Objections is overruled in their entirety; and it is further

ORDERED that, except to the limited extent modified herein, the Motion is GRANTED and the Stipulation is APPROVED; and it is further

ORDERED that, in the event that (1) the Attorney General of the United States, (2) the Comptroller of the Currency or (3) any of the State Attorneys General (collectively, the “Government Parties”), each a recipient of the notice pursuant to CAFA, interposes an objection to the Stipulation with the Debtors on or prior to April 16, 2012, the Court shall schedule a hearing to consider any such objection and the effectiveness of the Stipulation shall be held in abeyance until a determination thereof and the “Final Effective Date”, as used below, shall be the date an order is entered by the Court overruling any such objection; provided, however, that, in the event that no objection is interposed by a Government Party on or prior to April 16, 2012, then April 16, 2012 shall be deemed to be the “Final Effective Date”; and it is further

ORDERED that, except as expressly provided herein, all references to the Effective Date in the Stipulation shall mean the Initial Effective Date or the Final Effective Date as provided herein; and it is further

ORDERED that the Stipulation, a copy of which is attached hereto as Exhibit 1, and the settlement embodied therein is fair, reasonable, and adequate, and the parties to the

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Stipulation are authorized to take all steps necessary to consummate the Stipulation; and it is further

ORDERED that, as of the date hereof (the “Initial Effective Date”), but subject to the rights of the Government Parties, the LTW Holders shall be granted the Allowed LTW Claims, which shall be treated collectively as a claim on behalf of the class of LTW Holders, on account of the claims and causes of actions asserted by (a) the Named Plaintiffs in the Dime Warrants Action, on behalf of themselves and all LTW Holders, and (b) the LTW Holders in the LTW Proofs of Claim, and the LTW Holders shall receive distributions promptly following the Final Effective Date with respect to the Allowed LTW Claims pursuant to the terms and conditions of the Seventh Amended Plan and the Stipulation, including, without limitation, the execution and delivery of releases in accordance with Section 41.6 of the Seventh Amended Plan; and it is further

ORDERED that, in accordance with the terms of the Stipulation, including, without limitation, paragraph 13 thereof, the Allowed LTW Claims shall be deemed to have been voted in support of acceptance of the Seventh Amended Plan; and it is further

ORDERED that the Named Plaintiffs and Broadbill may seek reimbursement for fees and expenses incurred in connection with the Dime Warrants Action and protecting the interests of the LTW Holders, by filing an application with the Court on or prior to February 16, 2012, and serving notice thereof upon all parties set forth on the Bankruptcy Rule 2002 service list, and ECF filing, and all amounts awarded by the Court with respect to all such applications shall be paid from the Allowed General Unsecured Portion prior to the distribution thereof to LTW Holders; and it is further

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ORDERED that, upon the Initial Effective Date, the Debtors shall not establish the Reserve pursuant to the Reserve Orders on account of the LTW Holders’ claims and all obligations pursuant to the Reserve Orders shall be deemed satisfied in full; provided, however, that, in the event that the Government Parties interpose an objection as provided above, the Debtors shall in all events make distributions in full on account of the Allowed LTW Claims as may be adjusted by the Court as a result of any such objection; and it is further

ORDERED that, upon the Final Effective Date, Kurtzman Carson Consultants, LLC, the Debtors’ court-appointed claims and noticing agent, shall be authorized and directed to take such action as is necessary to remove and expunge the LTW Proofs of Claim from the official claims register in these chapter 11 cases and thereafter the claims of the LTW Holders shall be governed by the terms and conditions of the Stipulation and the Seventh Amended Plan; and it is further

ORDERED that, upon the later to occur of (a) the effective date of the Seventh Amended Plan and (b) the Final Effective Date, (i) pursuant to Rule 7041 of the Federal Rules of Bankruptcy Procedure and Rule 41(a) of the Federal Rules of Civil Procedure, any and all claims and causes of action asserted by the LTW Holders in the Dime Warrants Action shall be deemed dismissed, with prejudice and without the assessment of costs, and the LTW Holders shall take such actions as may be required to cause the dismissal of the Dime Warrants Action, with prejudice and without the assessment of costs, including, without limitation, the filing of notices or a stipulation of dismissal as are necessary in the Bankruptcy Court, and (ii) any and all claims and causes of action, including the LTW Proofs of Claim, asserted by any and all of the LTW Holders, shall be deemed withdrawn, with prejudice; provided, however, that the foregoing is not intended, nor shall it be construed, to affect the ability of a member of the LTW Holders to

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receive distributions on account of the Allowed LTW Claims pursuant to the Seventh Amended Plan or otherwise as a result of being a holder of a Claim against or Equity Interest in WMI; and it is further

ORDERED that, upon the later to occur of (a) the effective date of the Seventh Amended Plan and (b) the Final Effective Date, the LTW Holders unconditionally, fully, finally, and forever waive and release the Debtors, each of the Debtors’ chapter 11 estates, the Reorganized Debtors, and their respective past or present parent entities and directors and officers, from any and all claims, demands, rights, liabilities, or causes of action of any and every kind, character or nature whatsoever, in law or in equity, known or unknown, whether asserted or unasserted, which the LTW Holders or anyone claiming through them, on their behalf or for their benefit have or may have or claim to have, now or in the future, against the Debtors, or any of them, that are based upon, related to, or arise out of or in connection with the LTWs, or any claim, act, fact, transaction, occurrence, statement, or omission in connection with, or alleged or that could have been alleged in connection with the LTWs; provided, however, that the LTW Holders may assert any such claims defensively in connection with any action brought against them; and, provided, further, that the LTW Holders shall be entitled to any and all distributions pursuant to the Seventh Amended Plan relating to the Allowed LTW Claims; and, provided, further, that the foregoing release shall not preclude the LTW Holders from participating in any settlement recoveries payable by third parties (other than the claims and causes of action in the Dime Warrants Action being settled hereunder) to equity security holders of WMI; and it is further

ORDERED that, upon the making of initial distributions with respect to the Allowed General Unsecured Portion, the appeal of the Dime Warrants Action taken by the

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Named Plaintiffs shall be deemed withdrawn or otherwise dismissed, with prejudice, and the Named Plaintiffs shall take any and all actions as are necessary to effectuate such withdrawal or dismissal; provided, however, that, until such appeal of the Dime Warrants Action is dismissed as provided herein, such appeal shall be stayed subject to further order of the Court; and it is further

ORDERED that this Court shall retain jurisdiction to hear and determine all matters arising from or related to the implementation, interpretation, or enforcement of this Order.

Dated: February 11, 2012
               Wilmington, Delaware

/s/ Mary F. Walrath
THE HONORABLE MARY F. WALRATH
UNITED STATES BANKRUPTCY JUDGE

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Exhibit 1

Stipulation

IN THE UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re: WASHINGTON MUTUAL, INC.,1 et al., Debtors.	Chapter 11 Case No. 08-12229 (MFW) Jointly Administered

NANTAHALA CAPITAL PARTNERS, LP et al., individually and on behalf of all:
holders of Litigation Tracking Warrants originally issued by Dime Bancorp,

Plaintiffs,
v.
WASHINGTON MUTUAL, INC. et al.,
Defendants.

Adv. Pro. No. 10-50911 (MFW)

STIPULATION AND AGREEMENT BETWEEN
THE DEBTORS AND CLASS REPRESENTATIVES
OF THE LTW HOLDERS RESOLVING ADVERSARY
PROCEEDING AND THE LTW PROOFS OF CLAIM

Washington Mutual, Inc. (“WMI”) and WMI Investment Corporation (“WMI Investment”), as debtors and debtors in possession (together, the “Debtors”), and Axicon Partners, LLC, Blackwell Capital Partners, LLC, Brennus Fund Limited, Costa Brava Partnership III, LLP, Nantahala Capital Partners, LP (“Nantahala”), Sonterra Capital Master Fund, Ltd, (collectively, the “Named Plaintiffs”), individually and on behalf of all holders of

1 The Debtors in these chapter 11 cases along with the last four digits of each Debtor’s federal tax identification number are: (i) Washington Mutual, Inc. (3725); and (ii) WMI Investment Corp. (5395).  The Debtors’ principal offices are located at 925 Fourth Avenue, Seattle, Washington 98104.

Litigation Tracking Warrants originally issued by Dime Bancorp, Inc. (collectively, the “LTW Holders”), by and through their respective counsel, enter into this stipulation and agreement (the “Stipulation”), and hereby stipulate as follows:
RECITALS
Dime Warrant Background
A. In early 1995, Anchor Bank FSB (“Anchor”) commenced a lawsuit against the federal government alleging breach of contract and taking of property without compensation as a result of the statutory change in treatment of supervisory goodwill that Anchor had previously realized when it acquired certain failing savings and loan associations.  That litigation, which is still pending as of the date of this Stipulation, is captioned Anchor Savings Bank FSB v. United States, No. 95-039C (Fed. Cl. 1995) (the “Anchor Litigation”).
B. At or around 1995, Anchor merged into Dime Bank of New York, FSB (“Dime Bank”) and Dime Bank, as successor to Anchor, continued the prosecution of the Anchor Litigation against the United States.

C. In early 2000, Dime became the subject of a hostile takeover attempt by North Fork Bank.  In an effort to remain independent, the board of directors of Dime Bancorp, Inc. (“Dime”) obtained an investment from Warburg Pincus for approximately twenty percent (20%) of its equity.
D. In December, 2000, and relating to the events referred to in Recital C above, Dime issued Litigation Tracking Warrants (the “Dime Warrants”), representing value attributable to the Anchor Litigation, to its shareholders pursuant to a warrant agreement (the “Dime Warrant Agreement”) and related registration statements.

E. On June 25, 2001, Dime entered into an agreement to merge with WMI.  The Dime Warrant Agreement was modified pursuant to one or more amended and restated warrant agreements (the “Amended Agreements”).
F. Pursuant to the Amended Agreements, Washington Mutual Bank (“WMB”), as successor to Dime Bank, would continue the prosecution and control of the Anchor Litigation and, upon receipt of any recovery, the LTW Holders were entitled to receive common stock of WMI having a value representing eighty-five percent (85%) of the net recovery.
G. As of the date hereof, and although interim judgments have been entered, no final judgment has been rendered in the Anchor Litigation and thus no “Trigger Event,” as defined in the Amended Agreements, has occurred.
Bankruptcy Background
H. Prior to September 25, 2008, WMI was a savings and loan holding company that owned WMB and such bank’s subsidiaries, including Washington Mutual Bank fsb.
I. On September 25, 2008, the Office of Thrift Supervision, by order number 2008-36, closed WMB, appointed Federal Deposit Insurance Corporation (“FDIC”) as receiver for WMB (the “FDIC Receiver”) and advised that the FDIC Receiver was immediately taking possession of WMB’s assets.
J. On or about September 25, 2008, the FDIC, in its corporate capacity and as receiver of WMB, and JPMorgan Chase Bank, N.A. (“JPMC”) entered into that certain Purchase and Assumption Agreement, Whole Bank, dated as of September 25, 2008.
K. On September 26, 2008, each of the Debtors commenced a case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States

Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  As of the date hereof, the Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  On October 3, 2008, the Bankruptcy Court entered an order pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure authorizing the joint administration of the Debtors’ chapter 11 cases for procedural purposes only as Chapter 11 Case No. 08-12229 (MFW).
L. On December 12, 2011, the Debtors filed the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated December 12, 2011 [D.I. 9178] (as it may be amended from time to time, the “Seventh Amended Plan”), and a related disclosure statement (the “Disclosure Statement”).
Bar Date/Proofs of Claim
M. By order, dated January 30, 2009 (the “Bar Date Order”), the Bankruptcy Court established March 31, 2009 (the “Bar Date”) as the deadline for filing proofs of claim against the Debtors in these chapter 11 cases.  Pursuant to the Bar Date Order, each creditor, subject to certain limited exceptions, was required to file a proof of claim on or before the Bar Date.
N. Prior to the Bar Date, approximately 190 proofs of claim (collectively, the “LTW Proofs of Claim”) were filed by putative LTW holders.
The Adversary Proceeding
O. On April 12, 2010, Broadbill Investment Corp. (“Broadbill”) commenced an adversary proceeding against WMI seeking a ruling that the holders of the Dime Warrants have allowed Claims against—and not Equity Interests in—WMI (the “Dime Warrants Action”).

P. On June 16, 2010, the Debtors filed the 43rd and 44th Omnibus Objections in their chapter 11 cases, seeking to disallow the LTW Proofs of Claim, asserting that the Claims are not actual Claims, but rather Equity Interests, and, in the alternative, that the Claims must be subordinated pursuant to section 510(b) of the Bankruptcy Code [D.I. 4749, 4750].
Q. On June 24, 2010, the Debtors moved to stay the Dime Warrants Action and to consolidate the Dime Warrants Action with the proceedings to resolve the Debtors’ 43rd and 44th Omnibus Objections [Dime Warrants Action, D.I. 23].
R. On June 30, 2010, the Bankruptcy Court approved a stipulation allowing Nantahala and Blackwell Capital Partners, LLC (“Blackwell”) to intervene as plaintiffs in the Dime Warrants Action [Dime Warrants Action, D.I. 27].  In accordance with such stipulation, (i) on September 3, 2010, Broadbill, Nantahala and Blackwell filed an amended complaint, on behalf of a putative class of all Dime Warrant holders, and naming themselves as class plaintiffs, which superseded the prior complaint, and (ii) the Debtors withdrew, without prejudice, the aforementioned motion to stay, and consolidate and adjourn the omnibus objections sine die [Dime Warrants Action, D.I. 52].
S. On September 17, 2010, WMI filed and, on September 24, 2010, amended, an answer to the class complaint as well as counterclaims arguing that the Claims asserted by the Dime Warrants holders are subject to subordination pursuant to section 510(b) of the Bankruptcy Code [Dime Warrants Action, D.I. 56, 57].
T. By motion, dated October 29, 2010, WMI sought summary judgment on the class complaint, asserting that the warrant agreement that governs the Dime Warrants is unambiguous and merely grants the Dime Warrants holders the right to receive common stock of

WMI upon the occurrence of a triggering event, such that the Dime Warrants represent interests in the equity of WMI, not cash or other property, and that, accordingly, the Dime Warrants holders hold Equity Interests, not Claims [Dime Warrants Action, D.I. 68, 69].  Broadbill and Nantahala opposed the relief and claimed that holders of Dime Warrants held claims against WMI, that such agreements were ambiguous, extrinsic evidence was required to ascertain their meaning and that disputes as to other material facts existed [Dime Warrants Action, D.I. 86].
U. By order, dated November 30, 2010, the Bankruptcy Court approved the intervention of the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) in the Dime Warrants Action.
V. On January 6, 2011, the Bankruptcy Court determined that, in order to preserve the rights and interests of the LTW Holders pending a determination of the Dime Warrants Action, pursuant to a Final Order, as defined in the Seventh Amended Plan, or a compromise or settlement thereof, a reserve in the amount of Three Hundred Thirty-Seven Million Dollars ($337,000,000.00) (“the Reserve”) should be established.  Such ruling was memorialized by orders, dated January 14, 2011 [D.I. 6560] and February 8, 2011 [D.I. 6701] (collectively, the “Reserve Orders”).
W. On January 7, 2011, the Bankruptcy Court issued an opinion [Dime Warrants Action, D.I. 145] regarding the Dime Warrants Action (the “Dime Warrants Opinion”) and an accompanying order [Dime Warrants Action, D.I. 146] denying the Dime Warrant Summary Judgment Motion, finding “genuine issues of material fact, including whether the agreements were intended to convey only an Equity Interest or offered an option to receive property and whether the events triggering such an option occurred in this case.”

X. On March 1, 2011, the plaintiffs in the Dime Warrants Action filed a second amended class complaint on March 1, 2011, which, among other things, named additional defendants [Dime Warrants Action, D.I. 162].  On March 18, 2011,  WMI filed a second amended answer and counterclaims to that complaint [Dime Warrants Action, D.I. 171].
Y. At a hearing held on March 21, 2011, the Bankruptcy Court ordered the parties to attempt to resolve the Dime Warrants Action through mediation and, upon agreement of the parties, entered an order appointing Alan W. Kornberg as mediator [Dime Warrants Action, D.I. 176].  Such mediation was unsuccessful.
Z. On April 1, 2011, certain defendants that are and/or were directors of WMI (the “WMI Director Defendants”) filed a motion to dismiss the second amended class complaint (the “Motion to Dismiss”), arguing, among other things, that the WMI Director Defendants were non-signatories to the applicable warrant agreement, did not intend to be bound by it, and were therefore not liable for any cause of action arising under it [Dime Warrants Action, D.I. 180].  The Dime Warrants holders filed their opposition on April 22, 2011 [Dime Warrants Action, D.I. 197], and the WMI Director Defendants filed their reply on April 27, 2011 [Dime Warrants Action, D.I. 199].  On June 8, 2011 the Court heard oral arguments with respect to the Motion to Dismiss, and denied the relief requested.  An order was subsequently entered.  [Dime Warrants Action, D.I. 234].
AA. On May 16, 2011, Broadbill filed a notice that it had withdrawn as plaintiff in the Dime Warrants Action [Dime Warrants Action, D.I. 209].  Shortly thereafter, Nantahala and Blackwell filed a motion seeking to add Axicon Partners LLC, Brennus Fund Limited, Costa Brava Partnership III LP, and Sonterra Capital Master Fund, Ltd., as additional named plaintiffs [Dime Warrants Action, D.I. 217].  On June 8, 2011, the Bankruptcy Court

entered an Amended and Restated Scheduling Order, [Dime Warrants Action, D.I. 229], granting the motion, Broadbill’s request to withdraw as plaintiff, and plaintiffs’ request to file a third class complaint.  That same day, the Named Plaintiffs filed a third amended class complaint, [Dime Warrants Action, D.I. 230], which, among other things, added the Additional Named Plaintiffs as named plaintiffs.
BB. During the week of September 12, 2011 and on September 20, 2011, the Bankruptcy Court held a trial of the Dime Warrants Action and, thereafter received post-trial memorandum and heard closing arguments.
CC. In December 2011, the Bankruptcy Court ordered WMI and the Named Plaintiffs to attend mediation in the Dime Warrants Action under the supervision of Bankruptcy Judge Raymond Lyons, but such mediation was unsuccessful [Case No. 08-12229, D.I. 9197].
DD. On January 3, 2012, the Bankruptcy Court entered a memorandum opinion [Dime Warrants Action, D.I. 312] and a corresponding order [Dime Warrants Action, D.I. 313] (collectively, the “Dime Warrants Opinion”) granting judgment in favor of WMI and dismissing the complaint filed in the Dime Warrants Action in its entirety, ruling that (1) the Dime Warrants are Equity Interests in, rather than Claims against, WMI, (2) there has been no breach of the Amended Agreements that would give rise to a Claim in the Debtors’ chapter 11 cases, and (3) even if holders of Dime Warrants hold Claims against WMI, those Claims must be subordinated pursuant to section 510(b) of the Bankruptcy Code to the level of WMI’s common stock.  As of the date hereof, no appeal has been taken from the Dime Warrants Opinion.
EE. The Named Plaintiffs represent that, through their retained counsel, King & Spalding (“K&S”), Schindler Cohen & Hochman LLP and The Rosner Group LLC, the Named Plaintiffs have incurred fees and expenses in the aggregate amount of approximately

Three Million Two Hundred Thousand Dollars ($3,200,000.00) (the “Fee and Expenses”) in connection with the litigation of the Dime Warrants Action and protecting the interests of the LTW Holders.
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED BY THE PARTIES AS FOLLOWS:

AGREEMENT
1. This Stipulation shall become effective and binding (the “Effective Date”) upon entry of an order by the Bankruptcy Court approving the Stipulation; provided, however, that such approval may be set forth in an order confirming the Seventh Amended Plan.
2. Within two (2) business days of execution of this Stipulation, the Debtors shall amend the Seventh Amended Plan and Disclosure Statement to incorporate the terms and conditions provided herein.  Notice of this Stipulation, the Seventh Amended Plan and the Disclosure Statement shall be provided to LTW Holders in accordance with the terms and provisions of either (a) a notice, the form of which shall be in accordance with Rule 23 of the Federal Rules of Civil Procedure and approved by the Bankruptcy Court or (b) the order of the Bankruptcy Court approving the Disclosure Statement and the solicitation procedures set forth therein.
3. Upon the Effective Date, on account of the claims and causes of actions asserted by (a) the Named Plaintiffs in the Dime Warrants Action, on behalf of themselves and all LTW Holders, and (b) the LTW Holders in the LTW Proofs of Claim, the LTW Holders shall receive, in the aggregate, the following:
i.
An Allowed General Unsecured Claim (as such term is defined in the Seventh Amended Plan) in Class 12 in the aggregate amount of Nine Million Dollars ($9,000,000.00) (the “Allowed General Unsecured Portion”); provided, however, that the Fees and Expenses, to the extent allowed pursuant to an order of the Bankruptcy Court, upon notice and hearing, shall be paid from the initial distributions to be made to LTW Holders with respect to the Allowed General Unsecured Portion; and, provided, further, that, to the extent the Fees and Expenses are equal to or less than Three Million Two Hundred Thousand Dollars ($3,200,000.00), the Debtors and the Creditors’ Committee shall not oppose any such application;

ii.
Subject to the provisions of decretal paragraph 3(iii) hereof, an Allowed Subordinated Claim (as such term is defined in the Seventh Amended Plan) in Class 18 in the aggregate amount of Ten Million Dollars ($10,000,000.00) (the “Allowed Subordinated Portion”); and

iii.
8.77% of the Reorganized Common Stock (as such term is defined in the Seventh Amended Plan), distributed to holders of Common Equity Interests (the “Allowed Equity Portion,” and collectively with the Allowed General Unsecured Portion and the Allowed Subordinated Portion, the “Allowed LTW Claims”); provided, however, that, in the event that the number of shares of Reorganized Common Stock distributed to holders within Classes 21 and 22 the version of the Seventh Amended Plan existing as of the date hereof are less than the amount set forth therein, as may be diluted/reduced on account of Runoff Notes Elections, Reorganized Common Stock Elections or otherwise, each as referenced in the Seventh Amended Plan, the amount of the Allowed Subordinated Portion shall be increased by twenty cents ($0.20) for each share that the Allowed Equity Portion is so reduced up to a cap of One Million Dollars ($1,000,000.00).

For purposes hereof, the Allowed LTW Claims shall be treated collectively as a claim on behalf of the class of LTW Holders.
4. The LTW Holders shall receive distributions with respect to the Allowed LTW Claims pursuant to the terms and conditions of the Seventh Amended Plan, including, without limitation, the execution and delivery of releases in accordance with Section 41.6 of the Seventh Amended Plan.
5. Upon the Effective Date, the Debtors shall have no obligation to establish the Reserve and all obligations pursuant to the Reserve Orders shall be deemed satisfied in full.
6. Upon the Effective Date, (i) pursuant to Rule 7041 of the Federal Rules of Bankruptcy Procedure and Rule 41(a) of the Federal Rules of Civil Procedure, any and all claims and causes of action asserted by the LTW Holders in the Dime Warrants Action shall be deemed dismissed, with prejudice and without the assessment of costs, and the LTW Holders shall take such actions as may be required to cause the dismissal of the Dime Warrants Action, with prejudice and without the assessment of costs, including, without limitation, the filing of notices or a stipulation of dismissal as are necessary in the Bankruptcy Court, and (ii) any and all claims and causes of action, including the LTW Proofs of Claim, asserted by any and all of the LTW Holders, shall be deemed withdrawn, with prejudice; provided, however, that the foregoing is not intended, nor shall it be construed, to affect the ability of a member of the LTW Holders to receive distributions on account of the Allowed LTW Claims pursuant to the Seventh Amended Plan or otherwise as a result of being a holder of a Claim against or Equity Interest in WMI.
7. Upon the Effective Date, Kurtzman Carson Consultants, LLC, the Debtors’ court-appointed claims and noticing agent, shall be authorized and directed to take such action as is necessary to remove and expunge the LTW Proofs of Claim from the official claims register in these chapter 11 cases and thereafter the claims of the LTW Holders shall be governed by the terms and conditions of this Stipulation.
8. Upon the Effective Date, the LTW Holders unconditionally, fully, finally, and forever waive and release the Debtors, each of the Debtors’ chapter 11 estates, the Reorganized Debtors, and their respective past or present parent entities and directors and officers, from any and all claims, demands, rights, liabilities, or causes of action of any and every kind, character or nature whatsoever, in law or in equity, known or unknown, whether asserted or unasserted, which the LTW Holders or anyone claiming through them, on their behalf or for their benefit have or may have or claim to have, now or in the future, against the Debtors, or any of them, that are based upon, related to, or arise out of or in connection with the LTWs, or any claim, act, fact, transaction, occurrence, statement, or omission in connection with, or alleged or that could have been alleged in connection with the LTWs; provided, however, that the LTW Holders may assert any such claims defensively in connection with any action brought against them; and, provided, further, that the LTW Holders shall be entitled to any and all distributions pursuant to the Seventh Amended Plan relating to the Allowed LTW Claims; and, provided, further, that the foregoing release shall not preclude the LTW Holders from participating in any settlement recoveries payable by third parties (other than the claims and causes of action in the Dime Warrants Action being settled hereunder) to equity security holders of WMI.
9. Upon the Effective Date, the LTW Holders shall be deemed to have withdrawn any objections to the Disclosure Statement and the Seventh Amended Plan.
10. Any and all payments or distributions to be made in respect of the Allowed LTW Claims shall be made by the Debtors pursuant to the Seventh Amended Plan, including, without limitation, pursuant to the Amended Agreements; provided, however, that payments attributable to Fees and Expenses awarded by the Bankruptcy Court shall be made on behalf of the LTW Holders to K&S.
11. In the event that the Seventh Amended Plan is not consummated, the parties hereto agree to modify this Stipulation so that the agreement set forth herein and the value attributable to Allowed LTW Claims may be provided to LTW Holders in a comparable method or form, provided, however, that under no circumstance shall the amount of the Allowed General Unsecured Portion increase.

12. Notwithstanding the execution of this Stipulation, the Named Plaintiffs shall be permitted to file a notice of appeal from the Dime Warrants Opinion; provided, however, that all matters relating to any such appeal shall be stayed by the Bankruptcy Court pending consummation of the Seventh Amended Plan or such further order of the Bankruptcy Court; and, provided, further, that, in the event that any such appeal is taken, upon the making of initial distributions with respect to the Allowed General Unsecured Portion, such appeal shall be deemed withdrawn or otherwise dismissed, with prejudice, and the Named Plaintiffs shall take any and all actions as are necessary to effectuate such withdrawal or dismissal.
13. From and after the date hereof, the Named Plaintiffs, on behalf of themselves and as class representatives for the other LTW Holders, their administrators, predecessors, successors and assigns shall (i) not oppose and otherwise support, and take any and all actions reasonably requested by the Debtors to support (A) approval of the Disclosure Statement, (B) confirmation of the Seventh Amended Plan, or any other chapter 11 plan proposed by the Debtors, in accordance with section 1129 of the Bankruptcy Code; (ii) not vote for or support any chapter 11 plan not proposed or supported by the Debtors; and (iii) otherwise take no action to impede or preclude the administration of the Debtors’ chapter 11 cases, the approval of any disclosure statement offered by the Debtors, the entry of a confirmation order confirming, or the consummation, implementation and administration of, the Seventh Amended Plan or any other chapter 11 plan proposed by the Debtors; provided, however, that nothing contained in this Stipulation is, nor shall be deemed to be, a solicitation of acceptances of the Seventh Amended Plan; and provided, further, that nothing set forth herein shall preclude the Named Plaintiffs from protecting and preserving their rights in the event of a breach of the terms of this Stipulation by the Debtors.

14. Except as provided in decretal paragraph 3(i) hereof, none of the Named Plaintiffs or any professionals retained by or on their behalf shall file an application or motion with the Bankruptcy Court seeking compensation or reimbursement of expenses incurred, including, without limitation, as substantial contribution pursuant to section 503(b) of the Bankruptcy Code.
15. This Stipulation shall be binding upon the and inure to the benefit of the Debtors, their chapter 11 estates, the LTW Holders, and their respective successors and assigns, including, without limitation, any liquidating trustee, or any other successor in interest to the Debtors or their chapter 11 estates.
16. This Stipulation contains the entire agreement between the Parties as to the subject matter hereof and supersedes all prior agreements and undertakings between the Parties relating thereto.
17. Each person who executes this Stipulation represents that he or she is duly authorized to execute this Stipulation on behalf of the respective Parties hereto for the purpose of binding such Party to the terms of this Stipulation, and that each such Party has full knowledge and has consented to this Stipulation.
18. This Stipulation may not be modified other than by a signed writing executed by the Parties hereto or by further order of the Bankruptcy Court, after notice to each of the Parties hereto.  This Stipulation may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

19. The Bankruptcy Court shall have sole and exclusive jurisdiction to hear disputes arising out of or related to this Stipulation.
20. In the event that this Stipulation is not approved by the Bankruptcy Court, nothing contained herein shall be deemed to be an admission of liability with respect to any matters asserted in the Dime Warrants Action.

Dated: Wilmington, Delaware January 10, 2012
By: /s/ Travis A. McRoberts
Mark D. Collins, Esq. (No. 2981)
Michael J. Merchant, Esq. (No. 3854)
Travis A. McRoberts, Esq. (No. 5274)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone:  (302) 651-7700
Facsimile:  (302) 651-7701
– and –
Brian S. Rosen, Esq.
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone:  (212) 310-8000
Facsimile:  (212) 310-8007
Attorneys for the Debtors and
Debtors in Possession

By: /s/     Frederick B. Rosner, Esq.
THE ROSNER LAW GROUP LLC
Frederick B. Rosner, Esq. (DE# 3995)
Scott J. Leonhardt, Esq. (DE #4885)
824 Market Street, Suite 810
Wilmington, DE 19801
Telephone: 302-777-1111
– and –
KING & SPALDING
Arthur Steinberg, Esq.
1185 Avenue of the Americas
New York, NY 10036
Telephone: 212-556-2100
Facsimile: 212-556-2222
– and –
SCHINDLER COHEN & HOCHMAN LLP
Jonathan Hochman, Esq.
100 Wall Street, 15th Floor
New York, NY 10005
Telephone: 212-277-6300
Facsimile: 212-277-6333
Counsel for Nantahala Capital Partners, LP, Blackwell Capital Partners, LLC, Axicon Partners, LLC, Brennus Fund Limited, Costa Brava Partnership III LP, and Sonterra Capital Master Fund, Ltd.